Exhibit 99.1

Contact:
Craig Cook, Chief Administrative Officer
Cardinal Communications, Inc.
303-285-5348

FOR IMMEDIATE RELEASE:	NEWS
May 26, 2006	OTCBB: CDNC

Cardinal Communications Adds Proven Financial Management Expert As Chief Financial Officer

BROOMFIELD, Colo., May 26, 2006 - Cardinal Communications, Inc. (OTC Bulletin Board: CDNC), a provider of voice, video and high-speed broadband communications services, and a specialized developer of residential real estate, today announced that D. Brian Karr has joined the company as chief financial officer. Karr was most recently vice president of finance for The TriZetto Group, Inc., a $300 million provider of IT-related services to the healthcare industry.

Karr brings more than 15 years of accounting and financial management expertise to Cardinal. He was a founding member of the TriZetto Group and served as chief financial officer prior to its initial public offering. During his nine years at TriZetto, Karr was responsible for a variety of finance-related functions, including accounting, financial reporting, treasury and operational finance. Karr was previously director of finance for FHP/PacifiCare, where he also supported the IT departments. He is a certified public accountant and holds a bachelor of science degree in accounting from Biola University in California. He will work in Cardinal’s Broomfield headquarters office.

Ed Garneau, chief executive officer of Cardinal, said, “Brian is a proven, accomplished and versatile financial management executive, and joins Cardinal with an outstanding record of driving financial performance and enhancing corporate growth. He also has significant experience in public accounting, SEC reporting and corporate financial planning. He has demonstrated an in-depth knowledge of a host of strategic financial management issues that Cardinal is currently working to address. We are very fortunate that Brian has chosen to join the Cardinal management team.”

Karr stated, “There is tremendous change afoot in the telecommunications and real estate arena, and Cardinal is helping lead this transformation. I am excited by the opportunity to help shape these innovations and I share management’s objective of accelerating Cardinal’s growth and achieving profitability.”

About Cardinal Communications, Inc.
Cardinal Communications operates a suite of vertically integrated businesses that provide both bundled digital communications services (voice, video and high-speed Internet) and high-quality real estate to the residential marketplace. The Company’s expertise in communication infrastructure and turnkey residential development allows Cardinal to capitalize on growing demand among homebuyers for modern residences that are pre-equipped with a range of digital communications options. The Company is also partnering with other developers that seek Cardinal’s expertise in designing, building and operating residential communication networks that will deliver long-term revenue opportunities.
Cardinal also operates Get-A-Phone, a provider of specialized local and long-distance calling programs in select U.S. markets. Based in Broomfield, Colo., publicly traded Cardinal trades on the Bulletin Board under the symbol “CDNC.” For more information, visit the Company’s website at www.cardinalcomms.com.

SAFE HARBOR STATEMENT: Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in Cardinal Communications and its subsidiaries and divisions. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Cardinal Communications' Securities and Exchange Commission filings. Cardinal Communications wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Cardinal Communications. There are many factors that will determine whether Cardinal Communications will be successful in its endeavors, including, without limitation, access to adequate capital and consumer acceptance of its telecommunications service offerings. Cardinal Communications undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

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